UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 19, 2022

HireQuest, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-53088	91-2079472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Springhall Drive, Goose Creek, SC	29445
(Address of principal executive offices)	(Zip Code)

(843) 723-7400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	HQI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-
2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.                  Changes in Registrant's Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On December 19, 2022 the Audit Committee of the Board of Directors (the "Audit Committee") of HireQuest, Inc. (the "Company") with the assistance of management dismissed Plante & Moran, PLLC ("Plante Moran") as the Company’s independent registered public accounting firm, effective upon the completion of its audit and the issuance of its reports on the Company’s consolidated financial statements to be included in the Company’s Annual Report on Form 10-K for the year ending December 31, 2022. The decision to change independent registered public accounting firm was approved by the Audit Committee.

Plante Moran's reports on the Company’s consolidated financial statements for each of the two most recent years ended December 31, 2021 and December 31, 2020 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent years ended December 31, 2021 and December 31, 2020, and during the subsequent interim period through December 61, 2022, (i) there were no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) between the Company and Plante Moran on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Plante Moran’s satisfaction, would have caused Plante Moran to make reference to the subject matter of the disagreements in connection with its reports on the Company's consolidated financial statements for such years, and (ii) there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K), except for the material weakness in internal control over financial reporting existed as of December 31, 2021 as we did not have sufficient accounting resources available to handle the volume of technical accounting issues and provide adequate review functions. The Company has been actively working to remediate that material weakness.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Plante Moran with a copy of this Current Report on Form 8-K and requested that Plante Moran furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Plante Moran agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. A copy of Plante Moran’s letter dated December 19, 2022 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

On December 19, 2022, the Audit Committee approved the engagement of FORVIS, LLP (“FORVIS”) as the Company’s independent registered public accounting firm for the Company's year ending December 31, 2023 and the related interim periods, contingent upon FORVIS completing customary client acceptance procedures.

During the Company’s two most recent years ended December 31, 2021 and December 31, 2020, and during the subsequent interim period through December 19, 2022, neither the Company nor anyone on its behalf consulted with FORVIS regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, of the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report nor oral advice was provided to the Company that FORVIS concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction thereto), or (iii) any reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.                  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

16.1	Letter for Plante & Moran, PLLC to the Securities and Exchange Commission dated December 19, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIREQUEST, INC.

Date: December 19,2022	By:	/s/ David S. Burnett
David S. Burnett
Chief Financial Officer